UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 6, 2014 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           The Board of Directors (the “Board”) of Heska Corporation (the "Company") is divided into three classes serving staggered three-year terms. The Company’s Certificate of Incorporation requires the Company to ensure each class is as nearly equal in number as possible. As a result of the passing and retirement of directors in 2013, Sharon L. Riley, who was originally elected at the Company’s 2012 annual meeting of stockholders to be a Class III Director with her term expiring at the 2015 annual meeting of stockholders, was moved to be a Class II Director to accommodate the Certificate of Incorporation requirement.  The Board previously voted to expand the Board by one Class II seat beginning at the Company’s 2014 annual meeting of stockholders and, as previously disclosed in the Company’s proxy statement for its 2014 annual meeting of stockholders, if Dr. Robert B. Grieve was elected as a Class II Director at such meeting (thereby leaving a vacancy for a Class III director), Ms. Riley would be appointed as a Class III director for a term expiring at the 2015 annual meeting of stockholders.

As further described in Item 5.07 below, the Company held its annual meeting of stockholders on May 6, 2014, and Dr. Grieve was elected as a Class II director.  In accordance with the foregoing, Ms. Riley was then appointed as a Class III director and Lead Director as of such date. Ms. Riley is a member of the Company’s Corporate Governance Committee and Audit Committee.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 6, 2014.  The following is a summary of the matters voted on at the meeting based on the report of the voting results by the independent inspector of elections:

1.	Stockholders elected the following three nominees for Class II directors to serve three-year terms, as follows:

Nominee	For	Withheld	Broker Non- Voted	Other Non- Voted
Robert B. Grieve	2,906,391	253,020	2,149,484	0

David E. Sveen	2,780,226	379,185	2,149,484	0

Kevin S. Wilson	2,991,736	167,675	2,149,484	0

Each of Mr. Grieve, Mr. Sveen and Mr. Wilson have been elected to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.
Stockholders approved the proposal to amend and restate the Company’s 1997 Stock Incentive Plan to increase the authorized number of shares available under the plan by 130,000 to be used for a performance-based stock grant to the Company’s Chief Executive Officer and so that such grant and other grants under the plan may be tax deductible in a wider variety of circumstances, as follows:

For:	2,111,338

Against:	948,170

Abstain:	99,903

Broker Non-Voted	2,149,484

Other Non-Voted	0

3.	Stockholders approved an amended and restated Management Incentive Plan Master Document so that payments may be tax deductible in a wider variety of circumstances, as follows:

For:	2,790,299

Against:	348,223

Abstain:	20,579

Broker Non-Voted	2,149,484

Other Non-Voted	310

4.	Stockholders ratified the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014, as follows:

For:	4,980,689

Against:	283,480

Abstain:	44,726

Broker Non-Voted	0

Other Non-Voted	0

5.	Stockholders approved the Company’s executive compensation in a non-binding advisory vote, as follows:

For:	2,663,445

Against:	356,489

Abstain:	139,477

Broker Non-Voted	2,149,484

Other Non-Voted	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: May 8, 2014	By: /s/ Jason A. Napolitano Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary